Exhibit 10.1

DEBT CANCELLATION AND EXCHANGE AGREEMENT

This DEBT CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”), effective as of May 26, 2026, is made by and among LiqTech International, Inc., a Nevada corporation (the “Company”), and each of the holders set forth Schedule I hereto (each, a “Holder” and, collectively, the “Holders”). The Company and the Holders are each individually referred to herein as a “Party” and are collectively referred to herein as the “Parties”.

WHEREAS, on June 22, 2022, the Company issued an aggregate principal amount of $6,000,000 of Promissory Notes, dated June 22, 2022, as amended pursuant to the Allonge #1 to Promissory Note, effective as of September 30, 2023, and the Allonge #2 to Promissory Note, effective as of March 26, 2025 (each, a “Note” and, collectively, the “Notes”), to the Holders;

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note and Warrant Purchase Agreement, dated June 22, 2022, by and among the Company and the Holders;

WHEREAS, each of the Holders agrees to cancel the portion of the outstanding principal amount (but not the interest accrued thereon) of the Note held by such Holder as set forth opposite such Holder’s name on Schedule I hereto (collectively, the “Cancelled Debt Obligations” with such remaining principal amount other than the Cancelled Debt Obligations referred to herein as the “Remaining Notes”) in exchange for shares of the Company’s common stock, par value $0.001 par share (“Common Stock”), and the Company is willing and able to issue such shares of Common Stock to the Holders, in each case, on the terms set forth herein;

WHEREAS, at the Closing (as defined in Section 2 hereof), the Parties will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares (as defined in Section 1 hereof) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company proposes to issue and sell shares of Common Stock pursuant to the Registration Statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 26, 2026, in an offering (the “Offering”) registered under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.    Cancellation of Cancelled Debt Obligations; Issuance of Shares. At the Closing and subject to the terms and conditions of this Agreement, (i) all of the Cancelled Debt Obligations shall be cancelled, (ii) the Company shall pay to each Holder in cash in immediately available funds the amount of interest accrued on Cancelled Debt Obligations as of immediately prior to the cancellation of the outstanding principal amount of the Cancelled Debt Obligations (the “Accrued Interest”), (iii) the Company shall pay to each holder in cash in immediately available funds the principal amount of the Remaining Notes and any accrued interest thereon and (iv) the Company shall issue to each Holder shares of Common Stock (collectively, the “Shares”) in an amount equal to (a) the outstanding principal amount of the Note held by such Holder set forth on Schedule I hereto, divided by (b) the public offering price per share in the Offering, rounded up to the nearest whole share, in each case, credited to book-entry accounts maintained by the transfer agent of the Company.

2.    Closing; Delivery of Shares. The closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the closing of the Offering, or on such other date and time as the Parties may otherwise agree, upon the satisfaction or waiver of the conditions set forth in Section 5. The Closing shall take place via the delivery and exchange of signatures by electronic transmission. The date on which the Closing occurs shall be referred to herein as the “Closing Date”.

3.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as of the date hereof and as of the Closing Date as follows:

(a)    Organization; Good Standing; Qualification. The Company and each of its wholly owned subsidiaries is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted. The Company and each of its wholly-owned subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, condition (financial or otherwise) or results of operation of the Company and its subsidiaries or the ability of the Company or any of its subsidiaries to timely perform their respective obligations under this Agreement (a “Material Adverse Effect”). As used herein, references to any “subsidiary” of a specified Person shall refer to an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries, as such terms are used in and construed under Rule 405 under the Securities Act (which, for the avoidance of doubt, shall include the Company’s controlled joint ventures, including shared-controlled joint ventures).

(b)    Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and any ancillary agreements and instruments to be entered into by the Company hereunder (collectively, the “Transaction Documents”), to sell and issue the Shares, and to carry out and perform its obligations under the Transaction Documents.

(c)    Authorization. The execution, delivery, and performance of the Transaction Documents by the Company has been duly authorized by all requisite corporate or other action on the part of the Company and its officers, directors and stockholders, and, assuming the execution and delivery of this Agreement and the other Transaction Documents by the Holders, this Agreement constitutes, and the other Transaction Documents will constitute, legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)    Capitalization. Except as contemplated with respect to the Offering, the Company has not issued any capital stock since its most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2025, other than (i) pursuant to the exercise of stock options, restricted stock units or other similar awards under the Company’s stock option plans or (ii) to consultants, employees and other service providers of the Company in transactions approved by the Company’s Board of Directors. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than as disclosed in the schedules, forms, statements, reports and other documents filed by the Company with the SEC since January 1, 2025 (the “SEC Documents”), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e)    Consents and Approvals. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any regulatory body, self-regulatory organization, stock exchange or market government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents, other than (i) filings if required by state securities laws, (ii) if required, the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (iii) the filings required in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) those that have been made or obtained prior to the date of this Agreement.

(f)    Non-Contravention. The execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Shares to the Holders, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (1) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (2) the Company’s Articles of Incorporation, as amended and as in effect on the date hereof, the Company’s Bylaws, as amended and as in effect on the date hereof, or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (3) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clause (1) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 3(f) the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000 in a consecutive 12-month period.

(g)    Shares. The Shares have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable, and will be free of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other material restriction with respect to the issuance thereof; provided, however, that such Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed.

(h)     No Registration. Assuming the accuracy of each of the representations and warranties of the Holders herein, the issuance by the Company of the Shares pursuant to this Agreement will be exempt from registration under the Securities Act.

(i)    Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision pursuant to its charter documents or the laws of its state of incorporation that is applicable to the Holders as a result of the Holders and the Company fulfilling their obligations or exercising their rights pursuant to the Transaction Documents.

(j)    Material Changes. Since the date of filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) business day prior to the date that this representation is made.

4.    Representation and Warranties of Holders. Each Holder hereby represents and warrants to the Company severally, but not jointly, as of the date hereof and as of the Closing Date as follows:

(a)    Authorization. Such Holder has full power and authority to enter into the Transaction Documents, and the Transaction Documents constitute valid and legally binding obligations of such Holder, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)    Purchase Entirely for Own Account. This Agreement is made with such Holder in reliance upon such Holder’s representation to the Company, which by such Holder’s execution of this Agreement such Holder hereby confirms, that the Shares set forth opposite such Holder’s name in Schedule I hereto will be acquired for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Shares to any third person.

(c)    Reliance upon Holders’ Representations. Such Holder understands that the Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and that the Company’s reliance on such exemption is based on the Holders’ representations set forth herein. Such Holder realizes that the basis for such exemption may not be present if, notwithstanding such representations, such Holder has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Holder has no such intention.

(d)    Receipt of Information. Such Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares, and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Holders to rely thereon.

(e)    Investment Experience. Such Holder is experienced in evaluating and investing in securities of companies in the development stage and is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares and is able, without impairing such Holder’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of such Holder’s investment. If other than an individual, such Holder also represents it has not been organized for the purpose of acquiring the Shares.

(f)    Accredited Investor. Such Holder is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(g)    Restricted Securities. Such Holder understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.

(h)    Independent Investment Decision. Each of the Holders understands and agrees that the Shares shall be endorsed with the legend set forth below, and such Holder covenants that, except to the extent such restrictions are waived by the Company, such Holder shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in such legend (except that the Company shall not require an opinion of counsel in connection with a transfer to an affiliated entity or pursuant to Rule 144):

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

(i)    Foreign Investor. If such Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Shares and this Agreement, including (i) any foreign exchange restrictions applicable to such purchase, (ii) any governmental or other consents that may be required, and (iii) any tax consequences that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Holder’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of such Holder’s jurisdiction.

(j)    Disqualification. Such Holder represents that such Holder is not subject to any Disqualification Event (as defined in Rule 506(d)(1)(i) through (viii) under the Securities Act), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

5.      Conditions.

(a)    The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

i.    the representations and warranties of each Holder set forth in Section 4 shall be true and correct as of the Closing Date;

ii.    the Company shall have received the Registration Rights Agreement from the Holders duly executed by each Holder;

iii.    each Holder shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

iv.    each Holder shall have delivered to the Company evidence reasonably satisfactory to the Company of the cancellation in full of the Cancelled Debt Obligations effective as of the Closing; and

v.    the closing of the Offering shall occur substantially concurrently with the closing of the transactions contemplated by this Agreement.

(b)    The obligations of each Holder to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

i.    the representations and warranties of the Company set forth in Section 3 shall be true and correct as of the Closing Date;

ii.    such Holder shall have received the Registration Rights Agreement from the Company duly executed by the Company;

iii.    the Company shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

iv.    the Company shall have delivered to each Holder evidence, in form reasonably satisfactory to such Holder, of the issuance of such Holder’s Shares in restricted book-entry form by the transfer agent of the Company;

v.    substantially concurrently with the closing of the transactions contemplated by this Agreement, the Company shall (i) pay the Accrued Interest to the applicable Holder in immediately available funds and (ii) repay the principal amount of the Remaining Notes and accrued interest thereon to the applicable Holder in immediately available funds; and

vi.    the closing of the Offering shall occur substantially concurrently with the closing of the transactions contemplated by this Agreement.

6.    Miscellaneous.

(a)    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

(b)    Survival of Warranties. The warranties, representations and covenants of the Company and each Holder contained in or made pursuant to this Agreement with respect to the Closing shall survive the execution and delivery of this Agreement and such Closing.

(c)    Assignment; Successors and Assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Parties. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under this Agreement, except as expressly provided in this Agreement.

(d)    Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. With respect to any disputes arising out of or related to this Agreement, the Parties consent to the exclusive jurisdiction of the New York County Supreme Court or, in the event that such court does not have jurisdiction over the dispute, to the federal district court of the Southern District of New York or to the state courts of the State of New York.

(e)    Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and upon such delivery any such signature shall be deemed to have the same effect as if the original signature had been delivered to the other Party.

(f)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g)    Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, addressed (i) if to a Holder, as indicated on Schedule I hereto, or at such other address as such Holder shall have furnished to the Company in writing at least five (5) days prior to any notice to be given hereunder, or (ii) if to the Company, at its principal office, Attention: Chief Executive Officer, or at such other address as the Company shall furnish to each Holder in writing at least five (5) days prior to any notice to be given hereunder. All such notices and other written communications shall be deemed effectively given upon personal delivery to the Party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by facsimile, upon receipt of appropriate written confirmation of receipt, or five (5) days after deposit with the United States Postal Service, by registered or certified mail, or one (1) day after deposit with next day air courier, with postage and fees prepaid and addressed to the Party entitled to such notice, or, if sent by electronic mail, when directed to any electronic mail address set forth on Schedule I hereto.

(h)    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders. Any amendment or waiver so effected shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares and the Company.

(i)    Expenses. Each Holder shall individually bear such Holder’s full costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

(j)    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party under this Agreement shall impair any such right, power or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

(k)    Further Assurances. The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

(l)    Severability. If any provision of this Agreement is held to be illegal or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(m)    California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Parties enter into this Agreement and, by so signing, represent and warrant that they have the authority to sign on behalf of the person or entity for whom they are signing.

COMPANY:

LIQTECH INTERNATIONAL, INC.

By:	/s/ Fei Chen
Name:	Fei Chen
Title:	Chief Executive Officer

[Signature page to Debt Cancellation Agreement]

IN WITNESS WHEREOF, the Parties enter into this Agreement and, by so signing, represent and warrant that they have the authority to sign on behalf of the person or entity for whom they are signing.

HOLDERS:

21 APRIL FUND, LTD.

By:	/s/ Michael Kellen
Name:	Michael Kellen
Title:	Portfolio Manager

21 APRIL FUND, LP.

By:	/s/ Michael Kellen
Name:	Michael Kellen
Title:	Portfolio Manager

[Signature page to Debt Cancellation Agreement]

SCHEDULE I

SCHEDULE OF HOLDERS

Name and Address	Principal Amount of Note to be Cancelled
21 April Fund, Ltd. Goldman Sachs & Co. LLC F/A/O 21 April Fund, L.P. (AXE4) 200 West Street New York, NY 10282 Attn: Oscar Garcia ogarcia@btig.com with a copy to: Bleichroeder LP 1345 Avenue of the Americas, 47th Fl. New York, NY 10105 Attn: Michael Kellen 212-698-3191 michael.kellen@bleichroederlp.com; ag@bleichroederlp.com; ops@bleichroederlp.com with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attn: Michael Brandt Email: mbrandt@willkie.com	$2,125,000

21 April Fund, LP Goldman Sachs & Co. LLC F/A/O 21 April Fund, L.P. (AXE3) 200 West Street New York, NY 10282 Attn: Oscar Garcia ogarcia@btig.com with a copy to: Bleichroeder LP 1345 Avenue of the Americas, 47th Fl. New York, NY 10105 Attn: Michael Kellen 212-698-3191 Michael.kellen@bleichroederlp.com; ag@bleichroederlp.com; ops@bleichroederlp.com with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attn: Michael Brandt Email: mbrandt@willkie.com	$875,000
Total:	$3,000,000

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May [●], 2026 by and among LiqTech International, Inc., a Nevada corporation (the “Company”), and the “Investors” named in that certain Debt Cancellation and Exchange Agreement, dated as of May [●], 2026, by and among the Company and such Investors (the “Debt Cancellation Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Debt Cancellation Agreement unless otherwise defined herein.

The parties hereby agree as follows:

Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Investors” means the Investors set forth on Schedule I of the Debt Cancellation Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Prospectus” means (i) any prospectus (preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means the shares of Common Stock to be issued to the Investors in exchange for the cancellation of the Debt Obligations pursuant to the Debt Cancellation Agreement and any other securities issued or issuable with respect to or in exchange for such shares of Common Stock, whether by merger, charter amendment or otherwise; provided, that, any such security shall cease to be a Registrable Security (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the holder thereof in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the transfer agent of the Company and the affected holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company and the transfer agent of the Company has issued certificates for such Registrable Securities to the holder thereof, or as such holder may direct, without any restrictive legend.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors beneficially owning a majority of the Registrable Securities.

Registration.

Demand Registration. At any time following the Closing Date, the Required Investors may request that the Company prepare and file with the SEC one Registration Statement on Form S-1 or S-3 (if available), covering the resale of the Registrable Securities (the “Demand”). Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Investor shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. The Company shall promptly, but no later than sixty (60) days following receipt of the Demand, file the Registration Statement with the SEC.

Expenses. The Company will pay all expenses associated with effecting the registration of the Registrable Securities, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees, and the reasonable and documented fees and disbursements of a single counsel to the Investors in an amount not to exceed $10,000 in the aggregate.

Effectiveness.

The Company shall use commercially reasonable efforts to have any Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter”, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”. The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. Any cut-back imposed on the Investors pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree.

Right to Piggyback Registration.

If at any time following the date of this Agreement that any Registrable Securities remain outstanding and are not freely tradable under Rule 144 (A) there is not one or more effective Registration Statements covering all of the Registrable Securities and (B) the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the holders of the Registrable Securities of its intention to do so (but in no event less than ten (10) business days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) business days after receipt of the Company’s notice (a “Piggyback Registration”). Such notice shall offer the holders of the Registrable Securities the opportunity to register such number of shares of Registrable Securities as each such holder may request and shall indicate the intended method of distribution of such Registrable Securities.

If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 2(e), when added to the number of other securities to be offered in such registration by the Company, would materially adversely affect such offering, then the Company shall include in such registration, to the extent of the total number of securities which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering, securities in the following priority: (x) first, all Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that the Company proposes to register for its own account; and (y) second, the Investors on a pro rata basis based on the number of Registrable Securities subject to registration rights owned by each holder requesting inclusion in relation to the number of Registrable Securities then owned by all holders requesting inclusion.

Notwithstanding the foregoing, (A) if such registration involves an underwritten public offering, the Investors must sell their Registrable Securities to, if applicable, the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the other securities sold in such offering (it being acknowledged that the Company shall be responsible for other expenses as set forth in Section 2(b)) and subject to the Investors entering into customary underwriting documentation for selling stockholders in an underwritten public offering, and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to Section 2(e)(i) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to cause such registration statement to become effective under the Securities Act, the Company shall deliver written notice to the Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; provided, however, that nothing contained in this Section 2(e)(iii) shall limit the Company’s liabilities and/or obligations under this Agreement, including, without limitation, the obligation to pay liquidated damages under this Section 2.

Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold or otherwise disposed of pursuant to the Registration Statement or in a transaction in which the transferee receives freely tradable shares, and (ii) the date on which the Registrable Securities no longer constitute “Registrable Securities” pursuant to the definition thereof (the “Effectiveness Period”);

prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act, with respect to the distribution of all of the Registrable Securities covered thereby;

provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than two (2) business days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) business days after the filing date, receipt date or sending date, as the case may be) one (1) copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

notify the Investors, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to a prospectus forming a part of such registration statement has been filed;

(i) use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness, (ii) notify the Investors as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iii) use commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment;

prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(g), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(g), or (iii) file a general consent to service of process in any such jurisdiction;

immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

cause the Registrable Securities covered by such registration statement to be listed with any securities exchange on which the Common Stock is then listed;

in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

in the case of an underwritten offering, obtain for delivery to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters and their respective counsel;

in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement; and

with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six (6) months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold pursuant to a Registration Statement, Rule 144 or otherwise in a transaction in which the transferee receives freely tradable shares; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

Obligations of the Investors.

Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

Each Investor agrees that it will not sell, dispose or otherwise transfer its Registrable Securities other than (i) pursuant to the Plan of Distribution contained in the Registration Statement covering such Registrable Securities, (ii) in accordance with the requirements of Rule 144 or (iii) in a transaction exempt from the registration requirements of the Securities Act and as to which the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act.

Indemnification.

Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, equityholders, managers, partners, trustees, employees and agents and other representatives, successors and permitted assigns, and each other Person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any Prospectus, or other similar document (including any related registration statement, notification, or the like, including any amendments or supplements thereto) incident to any such registration, qualification or compliance; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in any Registration Statement, any Prospectus, or other similar document (including any related registration statement, notification, or the like, including any amendments or supplements thereto) incident to any such registration, qualification or compliance, a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; or (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration and will reimburse such Investor, and each such officer, director or member and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading in light of the circumstances in which they were made, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any claim relating to this Section 5 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

Miscellaneous.

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors.

Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 6(g) of the Debt Cancellation Agreement.

Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be delivered via any form of electronic communication, which shall be deemed an original.

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Governing Law; Jurisdiction; Jury Trial.  The laws of the state of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under the Debt Cancellation Agreement or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude any Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Investor or to enforce a judgment or other court ruling in favor of such Investor.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	LIQTECH INTERNATIONAL, INC.

By:
Name: Fei Chen
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

The Investors:

21 APRIL FUND, LTD.

By:
Name:	Michael Kellen
Title:	Portfolio Manager

21 APRIL FUND, LP.

By:
Name:	Michael Kellen
Title:	Portfolio Manager

[Signature Page to Registration Rights Agreement]

Exhibit A

Plan of Distribution

The selling stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

an exchange distribution in accordance with the rules of the applicable exchange;

privately negotiated transactions;

short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

a combination of any such methods of sale; and

any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the securities have been sold or otherwise disposed of pursuant to the registration statement of which this prospectus forms a part or in a transaction in which the transferee receives freely tradable shares.